EXHIBIT 99.1

The Brink’s Company
1801 Bayberry Court
P.O. Box 18100
Richmond, VA 23226-8100 USA
PRESS RELEASE	Tel. 804.289.9600
Fax 804.289.9770

Contact:	FOR IMMEDIATE RELEASE
Investor Relations and Corporate Communications
804.289.9709

Brink’s Sells Minority Interest in CIT Business in Peru

   RICHMOND, Va., September 29, 2014 – The Brink’s Company (NYSE: BCO) today announced the sale of its 36% minority interest in Hermes Transporte Blindados S.A., a cash-in-transit (CIT) business based in Lima, Peru, for approximately $60 million.  The company expects to report a third-quarter pretax gain of approximately $45 million related to the sale.  Brink’s plans to use proceeds from the sale to pay down debt.  The company will continue to provide import and export  secure logistics services for the mining and banking industries in Peru through its Brink’s Global Services business.

About The Brink’s Company
    The Brink’s Company (NYSE:BCO) is the world’s premier provider of secure transportation and cash management services.  For more information, please visit The Brink’s Company website at www.Brinks.com or call 804-289-9709.

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